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                                                                    EXHIBIT j(2)



                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders
AIM Summit Fund:

We consent to the use of our report for the AIM Summit Fund dated December 6, 2000 and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.



/s/ KPMG LLP

Houston, Texas
February 20, 2002